(logo) TRIMONT®

Glen Peters

Chief Financial Officer, Global

gpeters@trimontrea.com

Direct: 404-581-7525

3500 Lenox Road,

Suite G1

Atlanta, GA 30326

trimontrea.com

Trimont Real Estate Advisors, LLC

Management’s Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria

Trimont Real Estate Advisors, LLC (“the Asserting Party”) is responsible for assessing compliance as of and for the year ended December 31, 2021 (“the Reporting Period”) with the applicable servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB as set forth in Exhibit A hereto (the “Applicable Servicing Criteria”). The transactions covered by this report are only those transactions processed by the Asserting Party in capacity as special servicer for the asset backed securities transactions listed in Exhibit B hereto (the “Platform”).

The Asserting Party has used the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB to assess its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of and for the year ended December 31, 2021 with respect to the Platform.

Grant Thornton, LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2021 as set forth in this assertion.

Trimont Real Estate Advisors, LLC

February 28, 2022

/s/ Glen Peters

Glen Peters

Chief Financial Officer

Trimont Real Estate Advisors

Amsterdam | Atlanta | Dallas | Kansas City | London | Los Angeles | New York |

Exhibit A

Regulation AB Criteria			JPMCC 2018-MINN	COMM 2012-CCRE2	GSMS 2018-TWR	Ashford Hospitality Trust 2018-KEYS	Bancorp 2018-CRE3	Bancorp 2018-CRE4	GSMS 2018-GS10	CSMC 2017-PFHP	MSC 2017-ASHF	JPMCC 2020-ACE	RPT 2017-ROSS	Bancorp 2017-CRE2	CGMS 2017 MDDR	225 Liberty Street Trust 2016- 225L	BANCORP 2016-CRE1
Section	Description	Criteria
General Servicing Considerations
(d)(1)(i)	Policies and Procedures	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreement.	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
(d)(1)(ii)	Policies and Procedures (vendors)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7
(d)(1)(iii)	Back-up Servicer	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(1)(iv)	Fidelity Bond

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreement.

			X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
(d)(1)(v)	Accuracy of Information	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X4	X4	X1	X4	X4	X4	X1	X4	X4	X1	X1	X4	X1	X1	X4
Cash Collection and Administration
(d)(2)(i)	2 Days to deposit Payments into Custodial Accounts

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

			X3	X3	X1	X3	X3	X3	X1	X3	X3	X1	X1	X3	X1	X1	X3
(d)(2)(ii)	Wire Transfers	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(2)(iii)	Advances

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

			X2	X9	X2	X2	X2	X2	X1	X2	X2	X2	X2	X2	X2	X2	X2
(d)(2)(iv)	Commingling

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

			X5	X5	X1	X5	X5	X5	X1	X5	X5	X1	X1	X5	X1	X1	X5
(d)(2)(v)	Federally Insured Institution

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.

			X5	X5	X1	X5	X5	X5	X1	X5	X5	X1	X1	X5	X1	X1	X5
(d)(2)(vi)	Unissued Checks	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X1	X	X	X	X1	X	X	X1	X1	X	X1	X1	X
(d)(2)(vii)	Reconciliations

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (a) are mathematically accurate; (b) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (c) are reviewed and approved by someone other than the person who prepared the reconciliation; and (d) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

			X5	X5	X1	X5	X5	X5	X1	X5	X5	X1	X1	X5	X1	X1	X5
Investor Remittance and Reporting
(d)(3)(i)	Reports to the Investor

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:

(a) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (b) provide information calculated in accordance with the terms specified in the transaction agreements; (c) are filed with the Commission as required by its rules and regulations; and (d) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(3)(ii)	Investor Remittance	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(3)(iii)	Investor's Records	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(3)(iv)	Remittance and Bank Statements	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Pool Asset Administration
(d)(4)(i)	Collateral/Security on Pool Assets	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X6	X6	X1	X6	X6	X6	X1	X6	X6	X1	X1	X6	X1	X1	X6
(d)(4)(ii)	Safeguard Pool Assets	Pool assets and related documents are safeguarded as required by the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(iii)	Changes to the Pool Assets	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X8	X8	X1	X8	X8	X8	X1	X8	X8	X1	X1	X8	X1	X1	X8
(d)(4)(iv)	Obligor's Payment Record

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g. escrow) in accordance with the related pool asset documents.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(v)	Pool Asset Records Match UPB	The servicers records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(vi)	Loan Modifications

Changes with respect to the terms or status of an obligor's pool asset (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

			X10	X	X1	X10	X10	X10	X1	X10	X10	X1	X1	X	X1	X1	X10
(d)(4)(vii)	Loss Mitigation Actions

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable)  are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreement.

			X	X	X1	X	X	X	X1	X	X	X1	X1	X	X1	X1	X
(d)(4)(viii)	Collection Efforts Documented

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

			X	X	X1	X	X	X	X1	X	X	X1	X1	X	X1	X1	X
(d)(4)(ix)	ARMs	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(x)	Escrow Funds

Regarding any funds held in trust for an obligor such funds are (a) analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (b) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (c)returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xi)	Timely Payments

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xii)	Late Payment Penalties

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xiii)	Obligor's Records

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xiv)	Delinquencies, Charge-offs, and Other Uncollectible	Delinquencies, Charge-offs, and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xv)	Any External Enhancement	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Exhibit A

Regulation AB Criteria			GSMS 2016-GS3	BSREP 2021-DC	GSMS 2021-ROSS	CF 2019-BOSS	BANCORP 2019-CRE5	BBCMS 2019-CLP	BBCMS 2019-Core	BCMARK 2019-B12	BX 2019-MMP	CAMB Trust 2019-LIFE	CF 2019-CF1	MTRO 2019-TECH	NOHT 2019-HNLA	NYT 2019-NYT
Section	Description	Criteria
General Servicing Considerations
(d)(1)(i)	Policies and Procedures	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreement.	X	X	X	X	X	X	X	X	X	X	X	X	X	X
(d)(1)(ii)	Policies and Procedures (vendors)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7	X7
(d)(1)(iii)	Back-up Servicer	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(1)(iv)	Fidelity Bond

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreement.

			X	X	X	X	X	X	X	X	X	X	X	X	X	X
(d)(1)(v)	Accuracy of Information	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X1	X1	X1	X4	X4	X1	X1	X1	X1	X1	X1	X1	X4	X1
Cash Collection and Administration
(d)(2)(i)	2 Days to deposit Payments into Custodial Accounts

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

			X1	X1	X1	X3	X3	X1	X1	X1	X1	X1	X1	X1	X3	X1
(d)(2)(ii)	Wire Transfers	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(2)(iii)	Advances

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

			X1	X2	X2	X9	X2	X2	X2	X2	X2	X2	X1	X2	X2	X2
(d)(2)(iv)	Commingling

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

			X1	X1	X1	X5	X5	X1	X1	X1	X1	X1	X1	X1	X5	X1
(d)(2)(v)	Federally Insured Institution

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.

			X1	X1	X1	X5	X5	X1	X1	X1	X1	X1	X1	X1	X5	X1
(d)(2)(vi)	Unissued Checks	Unissued checks are safeguarded so as to prevent unauthorized access.	X1	X1	X1	X	X	X1	X1	X1	X1	X1	X1	X1	X	X1
(d)(2)(vii)	Reconciliations

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (a) are mathematically accurate; (b) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (c) are reviewed and approved by someone other than the person who prepared the reconciliation; and (d) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

			X1	X1	X1	X5	X5	X1	X1	X1	X1	X1	X1	X1	X5	X1
Investor Remittance and Reporting
(d)(3)(i)	Reports to the Investor

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:

(a) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (b) provide information calculated in accordance with the terms specified in the transaction agreements; (c) are filed with the Commission as required by its rules and regulations; and (d) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(3)(ii)	Investor Remittance	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(3)(iii)	Investor's Records	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(3)(iv)	Remittance and Bank Statements	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Pool Asset Administration
(d)(4)(i)	Collateral/Security on Pool Assets	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X1	X1	X1	X6	X6	X1	X1	X1	X1	X1	X1	X1	X6	X1
(d)(4)(ii)	Safeguard Pool Assets	Pool assets and related documents are safeguarded as required by the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(iii)	Changes to the Pool Assets	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X1	X1	X1	X8	X8	X1	X1	X1	X1	X1	X1	X1	X8	X1
(d)(4)(iv)	Obligor's Payment Record

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g. escrow) in accordance with the related pool asset documents.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(v)	Pool Asset Records Match UPB	The servicers records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(vi)	Loan Modifications

Changes with respect to the terms or status of an obligor's pool asset (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

			X1	X1	X1	X	X10	X1	X1	X1	X1	X1	X1	X1	X10	X1
(d)(4)(vii)	Loss Mitigation Actions

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreement.

			X1	X1	X1	X	X	X1	X1	X1	X1	X1	X1	X1	X	X1
(d)(4)(viii)	Collection Efforts Documented

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

			X1	X1	X1	X	X	X1	X1	X1	X1	X1	X1	X1	X	X1
(d)(4)(ix)	ARMs	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(x)	Escrow Funds

Regarding any funds held in trust for an obligor such funds are (a) analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (b) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (c)returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xi)	Timely Payments

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xii)	Late Payment Penalties

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xiii)	Obligor's Records

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xiv)	Delinquencies, Charge-offs, and Other Uncollectible Accounts	Delinquencies, Charge-offs, and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(d)(4)(xv)	Any External Enhancement	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Exhibit A Key

X1	This criteria is applicable for the securitization; however, there were no loans serviced under this securitization during the reporting period.
X2	With respect to Applicable Servicing Criteria, the securitization was not in scope based the transaction agreement.
X3	With respect to item 1122(d)(2)(i), this criteria is applicable for the securitization; however, there was no cash collected for loans under the securitization during the reporting period.
X4	With respect to item 1122(d)(1)(v), this criteria is applicable for the securitization; however, there was no aggregation of information related to reporting to external parties.
X5

With respect to item 1122(d)(2)(iv), 1122(d)(2)(v) and 1122(d)(2)(vii), the criteria is applicable for the securitization; however, there were no custodial bank accounts maintained under the securitization during the reporting period.

X6

With respect to item 1122(d)(4)(i), the criteria is applicable for the securitization; however, as special servicer, Trimont was not responsible for maintaining collateral or security on pool assets under the securitization during the reporting period.

X7

With respect to item 1122(d)(1)(ii), this criteria is applicable for the securitization; however, there were no material servicing activities outsourced to third parties under this securitization during the reporting period.

X8

With respect to item 1122(d)(4)(iii), the criteria is applicable for the securitization; however, there were no additions, removals, or substitutions to the pool assets under the securitization during the reporting period.

X9

With respect to item 1122(d)(2)(iii), the criteria is applicable for the securitization; however, there were no advances of funds or guarantees regarding collections, cash flows or distributions under the securitization during the reporting period.

X10	With respect to item 1122(d)(4)(vi), the criteria is applicable for the securitization; however, there were no loan modifications under the securitization during the reporting period.
With respect to Applicable Servicing Criteria cells in Exhibit A that are denoted with an "N/A", per review of the respective servicing agreement, the criteria was not in scope for the transaction.

Exhibit B

Name	Transaction	Period of Service
GSMS 2021-ROSS	Special Servicer for Commercial Mortgage Pass-Through Certificates Series GSMS 2021- ROSS pursuant to the Pooling and Servicing Agreement dated May 28, 2021	May 28, 2021 - December 31, 2021
BSREP 2021-DC	Special Servicer for Commercial Mortgage Pass-Through Certificates Series BSREP 2021- DC pursuant to the Pooling and Servicing Agreement dated August 16, 2021	August 16, 2021 - December 31, 2021
225 Liberty Street Trust 201	Special Servicer for Commercial Mortgage Pass-Through Certificates Series 2016-225L pursuant to the Pooling and Servicing Agreement dated February 6, 2016	January 1, 2021 - December 31, 2021
Bancorp 2016-CRE1	Special Servicer for Commercial Mortgage Pass-Through Certificates Series BANCORP 2016- CRE1 pursuant to the Pooling and Servicing Agreement dated December 6, 2016	January 1, 2021 - August 17, 2021
GSMS 2016-GS3	Special Servicer for Commercial Mortgage Pass-Through Certificates Series GSMS 2016- GS3 pursuant to the Pooling and Servicing Agreement dated September 1, 2016	January 1, 2021 - December 31, 2021
Bancorp 2017-CRE2	Special Servicer for Commercial Mortgage Pass-Through Certificates Series Bancorp 2017- CRE2 pursuant to the Pooling and Servicing Agreement dated August 30, 2017	January 1, 2021 - December 31, 2021
CGMS 2017-MDDR	Special Servicer for Commercial Mortgage Pass-Through Certificates Series CGMS 2017 MDDR pursuant to the Pooling and Servicing Agreement dated July 6, 2017	January 1, 2021 - December 31, 2021
RPT 2017-ROSS	Special Servicer for Commercial Mortgage Pass-Through Certificates Series RPT 2017- ROSS pursuant to the Pooling and Servicing Agreement dated June 30, 2017	January 1, 2021 - June 30, 2021
MSC 2017-ASHF	Special Servicer for Commercial Mortgage Pass-Through Certificates Series MSC 2017- ASHF pursuant to the Pooling and Servicing Agreement dated December 9, 2017	January 1, 2021 - December 31, 2021
CSMC 2017-PFHP	Special Servicer for Commercial Mortgage Pass-Through Certificates Series CSMC 2017- PFHP pursuant to the Pooling and Servicing Agreement dated December 19, 2017	January 1, 2021 - December 31, 2021
GSMS 2018-GS10	Special Servicer for Commercial Mortgage Pass-Through Certificates Series GSMS 2018- GS10 pursuant to the Pooling and Servicing Agreement dated July 1, 2018	January 1, 2021 - December 31, 2021
Bancorp 2018-CRE4	Special Servicer for Commercial Mortgage Pass-Through Certificates Series Bancorp 2018- CRE4 pursuant to the Pooling and Servicing Agreement dated September 27, 2018	January 1, 2021 - December 31, 2021
Bancorp 2018-CRE3	Special Servicer for Commercial Mortgage Pass-Through Certificates Series Bancorp 2018- CRE3 pursuant to the Pooling and Servicing Agreement dated March 29, 2018	January 1, 2021 - December 31, 2021
Ashford Hospitality Trust 20	Special Servicer for Commercial Mortgage Pass-Through Certificates Series AHT 2018 Keys pursuant to the Pooling and Servicing Agreement dated July 16, 2018	January 1, 2021 - December 31, 2021
GSMS 2018-TWR	Special Servicer for Commercial Mortgage Pass-Through Certificates Series GSMS 2018- TWR pursuant to the Pooling and Servicing Agreement dated July 31, 2018	January 1, 2021 - December 31, 2021
COMM 2012 CCRE2	Special Servicer for Commercial Mortgage Pass-Through Certificates Series COMM 2012- CCRE2 pursuant to the Pooling and Servicing Agreement dated August 1, 2018	January 1, 2021 - December 31, 2021
JPMCC 2018-MINN	Special Servicer for Commercial Mortgage Pass-Through Certificates Series JPMCC 2018- MINN pursuant to the Pooling and Servicing Agreement dated December 7, 2018	January 1, 2021 - December 31, 2021
CF 2019-BOSS	Special Servicer for Commercial Mortgage Pass-Through Certificates Series CF-TRUST 19 BOSS pursuant to the Pooling and Servicing Agreement dated November 26, 2019	January 1, 2021 - December 31, 2021
Bancorp 2019-CRE5	Special Servicer for Commercial Mortgage Pass-Through Certificates Series BANCORP 2019- CRES pursuant to the Pooling and Servicing Agreement dated March 28, 2019	January 1, 2021 - December 31, 2021
BBCMS 2019-CLP	Special Servicer for Commercial Mortgage Pass-Through Certificates Series BBCMS 2019- CLP pursuant to the Pooling and Servicing Agreement dated February 27, 2019	January 1, 2021 - June 15, 2021
BBCMS 2019-CORE	Special Servicer for Commercial Mortgage Pass-Through Certificates Series BBCMS 2019- Core pursuant to the Pooling and Servicing Agreement dated March 15, 2019	January 1, 2021 - December 31, 2021
BCMARK 2019-B12	Special Servicer for Commercial Mortgage Pass-Through Certificates Series BCMARK 2019- B12 pursuant to the Pooling and Servicing Agreement dated August 1, 2019	January 1, 2021 - June 11, 2021
BX 2019-MMP	Special Servicer for Commercial Mortgage Pass-Through Certificates Series BX 2019-MMP pursuant to the Pooling and Servicing Agreement dated August 29, 2019	January 1, 2021 - December 31, 2021
CAMB Trust 2019-LIFE	Special Servicer for Commercial Mortgage Pass-Through Certificates Series CAMB 2019- LIFE pursuant to the Pooling and Servicing Agreement dated January 9, 2019	January 1, 2021 - December 31, 2021
CF 2019-CF1	Special Servicer for Commercial Mortgage Pass-Through Certificates Series CF 2019-CFI pursuant to the Pooling and Servicing Agreement dated April 1, 2019	January 1, 2021 - June 11, 2021
MTRO 2019-TECH	Special Servicer for Commercial Mortgage Pass-Through Certificates Series MTRO 2019- TECH pursuant to the Pooling and Servicing Agreement dated February 9, 2019	January 1, 2021 - December 31, 2021
NOHT 2019-HNLA	Special Servicer for Commercial Mortgage Pass-Through Certificates Series NOHT 2019- HNLA pursuant to the Pooling and Servicing Agreement dated May 15, 2019	January 1, 2021 - February 19, 2021
NYT 2019-NYT	Special Servicer for Commercial Mortgage Pass-Through Certificates Series NYT 2019-NYT pursuant to the Pooling and Servicing Agreement dated January 30, 2019	January 1, 2021 - December 31, 2021
JPMCC 2020-ACE	Special Servicer for Commercial Mortgage Pass-Through Certificates Series JPMCC 2020- ACE pursuant to the Pooling and Servicing Agreement dated February 20, 2020	January 1, 2021 - December 31, 2021